UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 15, 2016

Date of report (Date of earliest event reported)

LifeLock, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway, Suite 400

Tempe, Arizona 85281

(Address of principal executive offices and zip code)

(480) 682-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 8, 2016, the Superior Court of Arizona for Maricopa County (the “Court”) issued an order preliminarily approving the terms of a previously disclosed proposed settlement stipulation (the “Proposed Settlement Stipulation”) between LifeLock, Inc. (“LifeLock” or the “Company”), certain members of its Board of Directors, and the Lead Plaintiff in connection with the stockholder derivative action captioned Manthangodu v. Davis, et al., Case No. CV2015-054087 (the “Manthangodu Action”), which action has been consolidated with four other substantively similar stockholder derivative actions in a matter captioned In re: LifeLock, Inc. Derivative Litigation, No. CV2015–054087 (Ariz. Super. Court). Pursuant to the Court’s July 8, 2016 order, a final approval hearing will be held on August 30, 2016, at 8:30 a.m. (MST), at which time the Court will determine whether the terms of the Proposed Settlement Stipulation, including the separately negotiated attorney’s fees and expenses, should be approved as fair, reasonable, and adequate, whether a release barring any and all related stockholder claims against LifeLock and its current and former directors, officers, employees, and agents should be approved, and whether the Manthangodu Action should be dismissed with prejudice.

A copy of the Proposed Settlement Stipulation, which contains the terms of the settlement, is filed as Exhibit 99.1 to this Form 8–K and is incorporated herein by reference. The terms of the Proposed Settlement Stipulation were previously disclosed on a Current Report on Form 8–K filed by the Company on July 5, 2016. A notice of the Proposed Settlement Stipulation and its terms is furnished as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference. That notice contains information about how the Company’s stockholders may object to the terms of the Proposed Settlement Stipulation.

LifeLock is providing this information in order to provide notice to interested stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1     Proposed Settlement Stipulation, preliminarily approved on July 8, 2016.

99.2     Notice of the Proposed Settlement Stipulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.

Date: July 15, 2016	By:	/s/ Sharon Segev
Sharon Segev
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1     Proposed Settlement Stipulation, preliminarily approved on July 8, 2016.

99.2     Notice of the Proposed Settlement Stipulation.